UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2008

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

Dismissal of previous independent registered public accounting firm:

As a result of a competitive request for proposal process undertaken by the Audit Committee (the “Audit Committee”) of the Board of Directors of D.R. Horton, Inc. (the “Company”), the Audit Committee determined to dismiss Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. The decision to change the Company’s principal independent accountants was approved by the Audit Committee on June 5, 2008.

The reports of E&Y on the consolidated financial statements of the Company as of and for the fiscal years ended September 30, 2006 and September 30, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended September 30, 2006 and September 30, 2007 and the subsequent period through June 5, 2008, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in E&Y’s reports on the financial statements of the Company for such fiscal years.

During the fiscal years ended September 30, 2006 and September 30, 2007 and the subsequent period through June 5, 2008, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

Engagement of new independent registered public accounting firm:

On June 5, 2008 the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2008. The decision to change the Company’s principal independent accountants was the result of a competitive request for proposal process undertaken by the Audit Committee.

During the fiscal years ended September 30, 2006 and September 30, 2007 and the subsequent period through June 5, 2008, the Company did not consult with PwC regarding either:

(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did PwC provide written or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Letter of Ernst & Young LLP:

The Company provided E&Y with a copy of this Current Report on Form 8-K, and requested that E&Y furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether E&Y agrees with the disclosure contained in this Current Report on Form 8-K or, if not, stating the respects in which it does not agree. The Company has received the requested letter from E&Y and a copy of E&Y’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of Ernst & Young LLP, dated June 10, 2008, regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: June 10, 2008	By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated June 10, 2008, regarding change in independent registered public accounting firm.